SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2002

ESG RE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-23481	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Church Street
Hamilton HM11, Bermuda		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

(441) 295-2185

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

We announced in a press release issued December 23, 2002 that Deloitte & Touche has withdrawn its audit reports related to the year ended December 31, 2001 and review reports related to the quarters ended September 30, 2001, March 31, 2002 and June 30, 2002, and accordingly those reports and the related financial statements should not be relied on.   Deloitte & Touche notified us that this withdrawal relates to our accounting treatment for its co-reinsurance contract with ACE Limited.  We indicated in the press release that we are working with BDO International to determine the proper reporting of these adjustments, the possibility of restatement for the affected periods, and the anticipated impact of any restatement on the financial statements for these periods.

ITEM 7. EXHIBITS. Exhibit 99 Press Release dated December 23, 2002 is attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 27, 2002

ESG RE LIMITED

By:	/s/Margaret L. Webster
Margaret L. Webster
Chief Operating Officer, General Counsel and Company Secretary